SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FRANKLIN MUTUAL RECOVERY FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FRANKLIN TEMPLETON INVESTMENTS

March 12, 2007

YOUR IMMEDIATE ATTENTION IS REQUESTED

Dear Shareholder:

We have not received your vote on the proposals that affect your investment in the Franklin Templeton Funds. We are again asking you to cast your vote on these important fund changes. If sufficient participation is not reached, your shareholder meeting may need to adjourn.

IT IS EXTREMELY IMPORTANT THAT YOU TAKE A FEW MINUTES AND CAST YOUR VOTE TODAY. OTHERWISE YOUR FUND WILL NEED TO INCUR ADDITIONAL COSTS ASSOCIATED WITH FURTHER COMMUNICATIONS AND A POSSIBLE ADJOURNMENT.

ALL SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

After careful review, the Board of Trustees has unanimously recommended a vote “FOR”
the proposals detailed in your proxy statement.

Choose ONE of the following methods to vote your shares:

TO SPEAK TO A PROXY VOTING SPECIALIST: Dial toll-free 1-877-777-3418 and a representative from MIS, an ADP Company, will assist you with voting your shares and answer any of your proxy related questions. Representatives are available 9:00 a.m. - 9:00 p.m. (Eastern Time), Monday - Friday and Saturday 10:00 a.m. to 6:00 p.m. (Eastern Time).

VOTE BY TOUCH-TONE: Dial the toll-free touch-tone voting number listed on your proxy card, enter the CONTROL NUMBER printed on your proxy card and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. THIS CALL IS TOLL-FREE. If you have received more than one proxy card, you can vote each card during the call. Each card has a different control number.

VOTE VIA INTERNET: Go to website listed on your proxy card, enter the CONTROL NUMBER printed on your proxy card and follow the simple instructions. If you have received more than one proxy card, you can vote each card on the website. Each card has a different control number.

VOTE BY MAIL: Sign and date the enclosed proxy card and mail back using the enclosed pre-paid postage envelope so that we will receive it by March 20, 2007 (day prior to Meeting).

YOUR VOTE IS IMPORTANT; PLEASE VOTE YOUR SHARES TODAY!